Exhibit 23.4

Ausenco Engineering Canada Inc.,

1050 West Pender Street, Suite 1200,

Vancouver, British Columbia, V6E 3S7

CONSENT OF AUSENCO ENGINEERING CANADA INC.

In connection with the Trilogy Metals Inc. Annual Report on Form 10-K for the year ended November 30, 2022 and the exhibits thereto (collectively, the “Form 10-K”), the undersigned consents to:

i.	the filing and use of the technical report summary titled “Arctic Project, Technical Report Summary, Ambler Mining District, Alaska”, current as of November 30, 2022 (the “Arctic TRS”) as referenced in the Form 10-K;
ii.	the use of and references to our name, including our status as an expert, in connection with the TRS, Form 10-K and the Registration Statements on Form S-8 (No. 333-257095, No. 333-234417, No. 333-208149, No. 333-205102, No. 333-188950 and No. 333-181020) (the “Registration Statements”); and
iii.	any extracts or summaries of the TRS included or incorporated by reference in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and which is incorporated by reference in the Registration Statements.

Ausenco Engineering Canada Inc. is responsible for authoring, and this consent pertains to, the following Sections of the TRS: 1.1, 1.3, 1.4, 1.9, 1.13, 1.14.1, 1.14.2, 1.14.3, 1.14.4, 1.15, 1.17, 1.18, 1.19, 1.20.8, 1.20.9, 1.20.10, 2, 3.1, 3.2, 3.10, 4, 5.3.8, 10, 14, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, 15.7, 15.10.8, 15.12, 15.13, 15.14, 15.15, 15.16, 16, 18.1.1, 18.1.2, 18.1.3, 18.1.4, 18.1.5, 18.1.7, 18.1.9, 18.1.10, 18.1.11, 18.1.12, 18.1.13, 18.1.14, 18.2.1, 18.2.3, 18.2.4, 18.2.5, 18.2.6, 19, 21, 22.1, 22.5, 22.9, 22.10, 22.12, 22.13, 22.14, 22.15, 22.16, 22.17.8, 22.17.9, 23.1, 23.9, 23.10, 23.11, 24, 25.1, 25.3, 25.5.

Dated February 13, 2023

/s/ Ausenco Engineering Canada Inc.
Ausenco Engineering Canada Inc.